                                                                    EXHIBIT 99.1

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.
                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                                December 31, 1999

                   (With Independent Auditors' Report Thereon)

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.
                                AND SUBSIDIARIES



                                TABLE OF CONTENTS



                                                                                              PAGE

Independent Auditors' Report                                                                    1

Financial Statements:
    Consolidated Balance Sheets, September 30, 2000 (unaudited) and December 31, 1999           2

    Consolidated Statements of Operations, Nine Months ended September 30, 2000
       and 1999 (unaudited) and Year ended December 31, 1999                                    4

    Consolidated Statements of Stockholders' Equity, Nine Months ended September 30,
      2000 (unaudited) and Year ended December 31, 1999                                         5

    Consolidated Statements of Cash Flows, Nine Months ended September 30, 2000 and
       1999 (unaudited) and Year ended December 31, 1999                                        6

Notes to Consolidated Financial Statements                                                      7

                          INDEPENDENT AUDITORS' REPORT



    To the Board of Directors of
    Resource Information Management Systems, Inc.:


    We have audited the accompanying consolidated balance sheets of Resource Information Management Systems, Inc. and subsidiaries (the Company) as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Resource Information Management Systems, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                  KPMG LLP

    Chicago, Illinois
    May 16, 2000, except as to the third
       paragraph of note 6, which is as of
       July 17, 2000

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                           Consolidated Balance Sheets


                                                                        AS OF               AS OF
                                                                    SEPTEMBER 30,       DECEMBER 31,
                               ASSETS                                   2000                1999
                                                                    -------------       -------------
                                                                     (Unaudited)
Current assets:
   Cash and cash equivalents                                        $          --       $     436,083
   Accounts receivable, net of allowance for doubtful
     accounts of $499,999 and $978,490, respectively                    4,878,822           6,391,078
   Current maturities of sales-type leases and notes                    1,339,465           1,303,229
   Current portion of notes receivable                                    209,276             100,993
   Inventory                                                                   --              80,149
   Refundable income taxes                                              2,178,668             675,945
   Deferred income taxes                                                       --             519,387
   Prepaid expenses and other current assets                              324,234             578,247
                                                                    -------------       -------------

           Total current assets                                         8,930,465          10,085,111
                                                                    -------------       -------------



Property and equipment, at cost, less
   accumulated depreciation and amortization
   of $8,739,389 and $7,586,111, respectively                           4,438,192           4,199,368
                                                                    -------------       -------------

Capitalized software products, net of accumulated amortization
   of $9,700,405 and $8,500,408, respectively                           5,308,295           4,652,040
                                                                    -------------       -------------



Other assets:
   Net investment in sales-type leases
     and notes, less current portion                                    1,189,229           2,176,470
   Notes receivable, less current portion                                 114,989             286,204
   Miscellaneous                                                          693,183             277,747
                                                                    -------------       -------------

           Total other assets                                           1,997,401           2,740,421
                                                                    -------------       -------------

           Total assets                                             $  20,674,353       $  21,676,940
                                                                    =============       =============

See accompanying notes to consolidated financial statements.

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                           Consolidated Balance Sheets

                                                                                                AS OF               AS OF
                                                                                            SEPTEMBER 30,       DECEMBER 31,
                           LIABILITIES AND STOCKHOLDERS' EQUITY                                 2000                1999
                                                                                         ----------------    ----------------
                                                                                            (Unaudited)
Current liabilities:
   Accounts payable and accrued expenses                                                    $   3,918,562       $   3,423,268
   Cash overdraft                                                                                 568,818                  --
   Customer and lease deposits                                                                    730,669           1,167,301
   Current maturities of long-term debt                                                         7,454,622           1,681,991
   Current portion of factored lease obligations                                                       --             299,369
   Unearned income                                                                              4,290,757           5,202,366
   Current portion deferred taxes                                                                 778,085                  --
                                                                                            -------------       -------------

           Total current liabilities                                                           17,741,513          11,774,295
                                                                                            -------------       -------------

Other liabilities:
   Long-term debt, less current maturities                                                      1,174,770           3,095,271
   Factored lease obligations, less current portion                                                    --             590,875
   Deferred income taxes                                                                        1,529,424           2,826,896
   Lease deposits                                                                                 151,510             188,815
                                                                                            -------------       -------------

           Total other liabilities                                                              2,855,704           6,701,857
                                                                                            -------------       -------------

           Total liabilities                                                                   20,597,217          18,476,152
                                                                                            -------------       -------------

Stockholders' equity:
   Class C voting common stock, stated value of $0.0001 per share,
     9,900,000 shares authorized, 4,118,400 shares issued and outstanding                             412                 412
   Class C nonvoting common stock, stated value of $0.0001 per share,
     100,000 shares authorized, 41,600 shares issued and outstanding                                    4                   4
   Paid-in capital                                                                                209,160             209,160
   Retained earnings (accumulated deficit)                                                       (132,440)          2,991,212
                                                                                            -------------       -------------

           Total stockholders' equity                                                              77,136           3,200,788
                                                                                            -------------       -------------

           Total liabilities and stockholders' equity                                       $  20,674,353       $  21,676,940
                                                                                            =============       =============

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                      Consolidated Statements of Operations

                                                           NINE MONTHS
                                                       ENDED SEPTEMBER 30,              YEAR ENDED
                                                 ----------------------------          DECEMBER 31,
                                                     2000               1999               1999
                                                 ------------       ------------       ------------
                                                  (unaudited)        (unaudited)

Revenues:
   Software and services:
     License fees                                $  7,669,286       $  6,231,076       $  9,185,247
     Data center service                            4,036,090          3,348,722          4,674,496
     Administrative outsourcing                     4,674,368          3,705,283          4,834,799
     Custom programming                               765,657          1,773,806          2,092,765
     System support                                 7,264,838          8,396,171         11,063,247
     Training, installation, and consulting         1,962,638          4,689,812          5,632,408
   Hardware and supply sales                          431,290          1,817,804          2,366,447
   Interest income                                    340,874            413,417            435,915
   Other                                              352,399            269,080            189,578
                                                 ------------       ------------       ------------

           Total revenues                          27,497,440         30,645,171         40,474,902
                                                 ------------       ------------       ------------

Expenses:
   Cost of services                                 8,714,099         10,546,633         13,985,120
   Cost of hardware and supplies                      373,868          1,524,593          2,108,149
   Research and development costs                   5,989,787          3,781,316          4,307,389
   Software product amortization                    1,210,997          1,071,949          1,596,652
   Selling and administrative                      16,411,348         15,393,257         21,038,852
                                                 ------------       ------------       ------------

           Total expenses                          32,700,099         32,317,748         43,036,163
                                                 ------------       ------------       ------------

Income (loss) before income taxes                  (5,202,659)        (1,672,577)        (2,561,261)

Provision (benefit) for income taxes               (2,079,007)          (635,600)          (952,808)
                                                 ------------       ------------       ------------

           Net income (loss)                     $ (3,123,652)      $ (1,036,977)      $ (1,608,452)
                                                 ============       ============       ============


See accompanying notes to consolidated financial statements.

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                         CLASS B              CLASS C                 CLASS C                        RETAINED         TOTAL
                      COMMON STOCK     NONVOTING COMMON STOCK   VOTING COMMON STOCK                  EARNINGS      STOCKHOLDERS'
                     ---------------   ----------------------   -------------------    PAID-IN     (ACCUMULATED       EQUITY
                     SHARES   AMOUNT      SHARES     AMOUNT      SHARES    AMOUNT      CAPITAL       DEFICIT)       (DEFICIT)
                     ------   ------   -----------   --------   --------  --------   -----------    -----------    ------------
Balance at
 December 31, 1998       --       --     4,118,400       412     41,600          4       209,160      4,599,664      4,809,240

Net loss                 --       --            --        --         --         --            --     (1,608,452)    (1,608,452)
                     ------   ------    ----------   -------    -------   --------   -----------    -----------    -----------
Balance at
 December 31, 1999       --   $   --     4,118,400   $   412     41,600   $      4   $   209,160    $ 2,991,212    $ 3,200,788

Net loss (unaudited)     --       --            --        --         --         --            --     (3,123,652)    (3,123,652)
                     ------   ------    ----------   -------    -------   --------   -----------    -----------    -----------

Balance at
 September 30, 2000
 (unaudited)             --    $   --     4,118,400   $   412     41,600   $      4   $   209,160    $  (132,440)   $    77,136
                     ======    ======    ==========   =======    =======   ========   ===========    ===========    ===========

                 RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                     Consolidated Statements of Cash Flows

                                                                                      NINE MONTHS
                                                                                  ENDED SEPTEMBER 30,          YEAR ENDED
                                                                               --------------------------     DECEMBER 31,
                                                                                  2000           1999            1999
                                                                               -----------    -----------     -----------
                                                                               (unaudited)    (unaudited)
Cash flows from operating activities:
  Net income (loss)                                                            $(3,123,652)   $(1,036,977)    $(1,608,452)
  Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
      Depreciation and amortization                                              2,384,177      2,162,011       3,078,078
      Deferred income taxes                                                        778,085     (1,473,985)       (557,505)
      Write-off of PP&E                                                                  -             -          169,632
      Provision for losses on accounts receivable and leases                       438,298        414,664       1,097,560
      Change in current assets and liabilities, net of effects of acquisition:
        Accounts receivable                                                        800,967      1,129,616       1,855,044
        Notes receivable                                                            89,514              -        (387,197)
        Inventory                                                                   80,149          1,504          42,744
        Prepaid expenses and other assets                                          123,046         14,669          (1,623)
        Accounts payable and accrued expenses                                      616,869     (1,628,589)       (989,392)
        Customer and lease deposits                                               (446,573)       (44,048)         (9,265)
        Unearned income                                                           (911,610)     1,597,738       1,170,971
        Income taxes                                                            (2,280,833)             -      (1,387,557)
                                                                               -----------    -----------     -----------
          Net cash provided by operating activities                             (1,451,563)     1,136,603       2,473,038
                                                                               -----------    -----------     -----------
Cash flows from investing activities:
  Investment in sales-type leases                                                  885,581        174,089      (1,154,482)
  Proceeds from sales of leases and notes                                                -        890,244         890,244
  Repayments of sales-type leases                                                        -              -       1,281,301
  Acquisitions of property and equipment, net                                   (1,423,004)    (1,760,762)     (1,782,683)
  Development of software products                                              (1,856,252)    (1,346,546)     (2,486,981)
  Payment for acquisition, net of cash acquired                                          -              -               -
                                                                               -----------    -----------     -----------
          Net cash used in investing activities                                 (2,393,675)    (2,042,975)     (3,252,601)
                                                                               -----------    -----------     -----------
Cash flows from financing activities:
  Cash overdraft                                                                   568,818        328,199               -
  Net repayment on loan                                                                  -              -        (204,390)
  Net borrowing (repayment) on line of credit                                    2,840,337        (36,863)        805,000
                                                                               -----------    -----------     -----------
          Net cash provided by (used in) financing activities                    3,409,155        291,335         600,610
                                                                               -----------    -----------     -----------
          Net increase (decrease) in cash and cash equivalents                    (436,083)      (615,036)       (178,953)

Cash and cash equivalents, beginning of year                                       436,083        615,036         615,036
                                                                               -----------    -----------     -----------
Cash and cash equivalents, end of year                                         $         -    $         -     $   436,083
                                                                               ===========    ===========     ===========

See accompanying notes to consolidated financial statements.

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 1999


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a) ORGANIZATION AND BASIS OF PRESENTATION

           The consolidated financial statements include the accounts of Resource Information Management Systems, Inc. (RIMS) and its wholly owned subsidiaries. RIMS and its subsidiaries are collectively referred to as "the Company" in these Notes to Consolidated Financial Statements. Intercompany transactions have been eliminated in consolidation.

           RIMS' mission is to reduce the costs of healthcare transactions by automating and simplifying the healthcare claims payment process by utilizing the power of the Internet. The Company presently markets several managed healthcare administration services applications and systems through its data center. Alternatively, the Company also sells the services via packaged software and provides system support under annual maintenance agreements. It also provides custom computer programming services, sells computers and other electronic equipment and supplies (hardware), and provides training and other related consulting services for its customers to more effectively implement the installation of its services and software products. Types of customers include health care providers, health care payer organizations, preferred provider organizations, and self-insured corporations.

           In addition to RIMS' products and services, a leasing subsidiary provides financing alternatives for RIMS' customers and another subsidiary provides administrative services to managed care organizations.

       (b) REVENUE RECOGNITION


           The Company recognizes revenue based on the requirements of Statement of Position (SOP) 97-2, Software Revenue Recognition, which generally provides for recognition provided evidence of an arrangement exists, delivery has occurred, payments are fixed and determinable, and collectibility is probable. License fee revenue from standard software sales is generally recognized upon delivery of the related software. Revenue from hardware and supply sales is recognized upon delivery of the hardware. Administrative outsourcing, custom programming, training, installation, and consulting revenues are recognized as earned. Revenue from data center services and system support services is recognized ratably over the period of the related agreement. For multiple element arrangements, RIMS uses separate element accounting. Vendor specific objective evidence of fair value is established by comparing selling prices for the various elements with historical prices charged for such elements when sold separately to other customers. In the case of maintenance, evidence of fair value is based upon the renewal rate stated in the arrangement or actual rates separately charged for renewals of similar maintenance arrangements to other customers.


           Certain customers have software licenses that require monthly payment of fees over periods of 12 to 120 months. The software license for these contracts is delivered at the inception of the contract, with system support services delivered throughout the contract period. The fee for these contracts varies by usage. Revenue for contracts for which software has been delivered is being recognized ratably over the term of the license agreements as payments become due. Gross unbilled revenue on such contracts amounted to approximately $10,213,000 as of December 31, 1999.


           The Company also sells software licenses in conjunction with long-term data center service agreements. These arrangements are separately stated and provide for hosting by the Company of software owned by the customer. Customers can take possession and use the software outside of RIMS' data center at any time without significant penalty. RIMS applies SOP 97-2 to such contracts by using vendor specific objective evidence to ensure that the separately contracted license fees are at fair market rates. These agreements provide for the monthly payment of the software over a period of 36 to 60 months. The present value of the software license fee is recognized upon execution of the contract given the Company has no significant performance obligations and has a history of successful collection of payments on long-term arrangements. The data center hosting arrangement fees related to these contracts are also based upon vendor specific objective evidence and are recognized in revenue over the hosting period as payments become due.

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 1999

       (c) INVENTORY

           Inventory, consisting principally of computer hardware and supplies, is stated at the lower of average cost or market.

       (d) PROPERTY AND EQUIPMENT

           Property and equipment, consisting principally of computer equipment, furniture, and leasehold improvements, is stated at cost. Expenditures for maintenance that add materially to productive capacity or extend the life of the existing asset are capitalized. Other expenditures for maintenance are charged to expense as incurred.

           Depreciation is provided on a straight-line basis over the estimated useful lives of the related assets. Amortization of leasehold improvements is provided on a straight-line basis over the life of the assets or the term of the lease, whichever is shorter.

           A summary of property and equipment at December 31, 1999, along with the estimated useful lives, is as follows:


                                                                            ESTIMATED
                                                                              USEFUL
                                                                             LIVES IN
                                                                 1999         YEARS
                                                              ------------  -----------
           Computer equipment                                 $  5,516,615      3-5
           Furniture, leasehold improvements and
              other equipment                                    6,268,864      3-5
                                                              ------------  ===========

                                                                11,785,479
           Less accumulated depreciation and
              amortization                                      (7,586,111)
                                                              ------------

                    Property and equipment, net               $  4,199,368
                                                              ============


           At December 31, 1999, assets under capital leases of $614,911, with accumulated amortization thereon of $138,956, were included in property and equipment. Depreciation and amortization expense on property and equipment amounted to $1,466,759 for the year ended December 31, 1999.

       (e) INTANGIBLE ASSETS

           Certain software development costs (primarily coding and testing) meeting recoverability tests are capitalized as software products under Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. The cost of software capitalized is amortized over its estimated useful life (generally five years), or using the ratio of current revenues to current revenues plus anticipated future revenues from such software, whichever is greater.

           Excess purchase price of $220,000, representing goodwill and other identifiable intangible assets which are recorded in long-term other assets, is amortized over a period of fifteen years. Amortization expense related to these assets amounted to $14,667 for the year ended December 31, 1999.

       (f) RESEARCH AND DEVELOPMENT

           Costs associated with the design and development of proprietary systems (exclusive of software development costs capitalized as software products) are expensed as incurred. Routine maintenance of proprietary software products is also expensed as incurred.

       (g) INCOME TAXES

           Deferred income taxes are determined under the asset and liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred income taxes arise from temporary differences between the income tax bases of assets and liabilities and their reported amounts in the financial statements.

       (h) STOCK OPTION PLAN

           The Company accounts for its stock option plan in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternately, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board (APB) Opinion No. 25 and provide pro forma earnings disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 has been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosures required by SFAS No. 123.

       (i) STATEMENTS OF CASH FLOWS

           For purposes of reporting cash flows, cash and cash equivalents include all highly liquid investments purchased with a maturity of six months or less. Supplementary information to the statements of cash flows is as follows:

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 1999


                                                                          YEAR ENDED
                                                                         DECEMBER 31,
                                                                             1999
                                                                        -------------

           Interest paid                                                $     380,047
           Income taxes paid                                                  845,724
                                                                        =============


           During 1999, the Company entered into capital lease agreements to finance the purchase of property and equipment resulting in non-cash investing and financing activities of $227,586.

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 1999

       (j) MANAGEMENT ESTIMATES

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (k) SALE OF LEASES AND NOTES

           The Company follows SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, which distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. The Company sells leases and notes to third party finance companies in the normal course of business. During 1999, all such transactions were accounted for as secured borrowings.

       (l) UNAUDITED INTERIM FINANCIAL INFORMATION

           The accompanying interim consolidated balance sheets as of September 30, 2000 and the consolidated statements of operations, stockholders' equity (deficit) and cash flows for the nine months ended September 30, 2000 and 1999, together with the related disclosures and amounts set forth in the notes are unaudited. In management's opinion all adjustments of normal recurring nature, which the Company considers necessary to present fairly, in all material respects, its financial position, results of operations and cash flows for the periods have been included. Unaudited results for the nine months ended September 30, 2000 and 1999 are not necessarily indicative of results for the entire year.

 (2)   STOCK SPLIT

       During May 1999, the Company's Board of Directors approved a one hundred to one stock split for all classes of common stock. Stockholders' equity has been restated to give retroactive recognition to the stock split for all periods presented. In addition, all references to the number of shares, per share amounts, and stock option data in the consolidated financial statements and the notes to the consolidated financial statements for all periods presented have been restated to reflect the stock split.

 (3)   SALES-TYPE LEASES AND NOTES

       The Company's leasing subsidiary finances hardware and software sold by the Company. These transactions sometimes take the form of a lease, and other times take the form of a promissory note. Both types of arrangements generally have terms which range between 36 and 60 months, require a security deposit or advance payment equal to at least two months of payments, and require the end user of the equipment to pay for taxes, maintenance, insurance, and other executory costs associated with the equipment. These transactions have generally been treated as sales of the underlying hardware and software licenses, with the present value of the note or lease payments recorded as a receivable included in other assets in the accompanying consolidated balance sheets.

       The Company has recourse obligations on certain sold notes and leases for an amount equal to the present value of the remaining payments due at the date of the default. At December 31, 1999, the present value of the remaining lease and note payments which have been sold and for which the Company has a recourse obligation is $60,167. The Company's policy is to use the same credit criteria in evaluating leases and notes which it sells to financial institutions as it does for those it retains. There were no delinquent amounts due to financial institutions on sold or assigned leases and notes at December 31, 1999. In the event of nonperformance, the Company would have access to the underlying hardware and software, and to the security deposits which serve as collateral for these transactions, as required by Company policy.

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 1999


       The following lists the components of the net investment in sales-type leases and notes as of December 31, 1999:

                                                                     1999
                                                                  -----------

Total minimum lease payments to be received                       $ 3,861,956
Less unearned interest income                                        (529,791)
                                                                  -----------

        Present value of future minimum lease payments              3,332,165

Unguaranteed residual value                                            19,449
Less present value of sold or assigned future lease                   (60,167)
   payments
Less allowance for lease losses                                      (468,504)
Plus notes receivable                                                 656,756
                                                                  -----------

        Net investment in sales-type leases and notes               3,479,699

Less current maturities                                            (1,303,229)
                                                                  -----------

        Net long-term investment in sales-type leases and notes   $ 2,176,470
                                                                  ===========


       During 1999, the Company sold or assigned to financial institutions future payments on approximately $993,000 of notes and leases. This transaction did not meet the requirements of a sale of assets under SFAS No. 125, and therefore, is recorded in the consolidated balance sheet at December 31, 1999 as notes receivable and factored lease obligations.

       At December 31, 1999, future minimum payments to be received on leases and notes that have not been sold to financial institutions are as follows:


                                                                        SALES-TYPE
       YEAR                                                               LEASES         NOTES
                                                                        -----------   -----------
       2000                                                             $   521,290       468,731
       2001                                                                 801,246       128,079
       2002                                                                 702,048        82,990
       2003                                                                 370,784        55,572
       2004                                                                 148,215         2,492
       2005                                                                  21,099            --
                                                                        -----------   -----------

                 Total                                                  $ 2,564,682       737,864
                                                                        ===========   ============


                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 1999

 (4)   LEASE COMMITMENTS

       The Company leases office space in a building owned by a real estate partnership whose partners are also officers and stockholders of the Company. Space is rented under a non-cancelable lease with a remaining term of 50 months as of December 31, 1999. The leases include escalation clauses to cover increases in the Consumer Price Index, and increases in real estate taxes and other direct expenses incurred by the partnership in connection with the operation and maintenance of the leased space. The lease payments also include all utilities used by the Company. Rental and utility expenses relating to the partnership lease amounted to $1,006,195 in 1999. Future minimum rental payments required under the non-cancelable lease as of December 31, 1999 are as follows:


YEAR                                             AMOUNT
                                              -------------

2000                                          $    988,832
2001                                               988,832
2002                                               988,832
2003                                               988,832
2004                                               164,805
                                              -------------

        Total                                 $   4,120,133
                                              =============

       Future minimum rental payments required under other non-cancelable leases as of December 31, 1999 are as follows:

YEAR                                             AMOUNT
                                              -------------

2000                                          $     786,599
2001                                                606,312
2002                                                584,713
2003                                                747,125
2004                                                 74,424
                                              -------------

        Total                                 $   2,799,173
                                              =============


       The following schedule shows the composition of total rental expense for all operating leases:


                                             1999
                                         -----------

Minimum rentals                          $ 1,579,710
Contingent rentals                            19,633
                                         -----------

        Total rentals                      1,599,343

Less portion allocated to utilities          (87,130)
                                         -----------

        Rent expense                     $ 1,512,213
                                         ===========

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 1999


 (5)   INCOME TAXES

       The components of the 1999 provision for income taxes are as follows:


                                          1999
                                       ---------
Current tax expense (benefit):
   U.S. Federal                        $(540,652)
   State and local                       145,349
                                       ---------

        Total current                   (395,303)
                                       ---------

Deferred tax expense (benefit):
   U.S. Federal                         (371,569)
   State and local                      (185,936)
                                       ---------

        Total deferred                  (557,505)
                                       ---------

        Total provision (benefit)      $(952,808)
                                       =========

       A reconciliation of the difference between the "expected" Federal income tax rate and the effective income tax rate for 1999 is as follows:


                                                      1999
                                                    ------

Federal statutory income tax rate                     34.0%
Add (deduct) tax effect of the following:
   State income taxes, net of Federal effect           1.1
   Meals and entertainment and other permanent        (2.3)
   differences
   Other                                               4.4
                                                    ------

Effective Federal and state income tax rate           37.2%
                                                    ======

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 1999

       The net deferred tax liability at December 31, 1999 is comprised of the following:


                                                1999
                                            -----------

Depreciation                                $   385,811
Capitalized research and development          1,902,375
Lease receivable                                745,120
Investment in limited partnerships              433,301
Other                                                --
                                            -----------

        Total deferred lax liabilities        3,466,607
                                            -----------

Net operating loss carryforwards               (425,362)
Leased equipment                               (169,119)
Bad debt reserve                               (400,137)
Vacation pay reserve                           (119,250)
Goodwill                                         (5,997)
Other                                           (39,233)
                                            -----------

        Total deferred tax assets            (1,159,098)
                                            -----------

        Net deferred tax liability          $ 2,307,509
                                            ===========


       No valuation allowance for deferred tax assets has been recorded as the Company believes it is more likely than not the deferred tax assets will be realized in the future.

       The Internal Revenue Service (IRS) has completed its examination of the Company's Federal income tax returns for the years 1993 through 1996. As part of the process, the Company received an examination report from the IRS, which set forth the adjustments the IRS proposed for those years. The Company filed a response protesting and appealing the proposed adjustments and entered into the process of arbitrating with the IRS Appeals Office. The proposed adjustments related primarily to the tax treatment of the Company's research and development expenditures for 1993 through 1996. The IRS-proposed adjustments were approximately $600,000 in additional Federal taxes and interest. The audit was settled by the Chicago Appeals Office of the Internal Revenue Service in 1999 for a cash payment of $164,427 in Federal taxes and interest. This settlement did not result in any additional income tax expense in 1999 as it was provided for in prior periods.

       At December 31, 1999, the Company has available Federal and state net operating loss carryforwards of approximately $770,000 and $2,375,000, respectively, which begin to expire in 2019 and 2004, respectively.

 (6)   LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

       Long-term debt consists of various obligations incurred in connection with borrowings under the Company's lines of credit with certain banks. Interest expense on these obligations is recorded in selling and administrative expense and amounted to $341,497 in 1999.

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 1999

       During June 1999, the Company extended its revolving line of credit through July 1, 2001. The line remained at $4,000,000. The renewal contains restrictive covenants which include, among other provisions, requirements that the Company (a) maintain a minimum tangible net worth in 1999, 2000, and 2001 of $1,500,000, $1,800,000, and $2,100,000,
       respectively; (b) obtains bank approval before paying dividends to stockholders; and (c) has capital funds of $4,500,000, $5,400,000, and $6,300,000 at each month end during 1999, 2000, and 2001, respectively. Borrowings under the line are limited to 80% of eligible receivables and are secured by substantially all assets of the Company except as discussed below. Borrowings under this line bear interest at the bank's prime rate (8.5% at December 31, 1999) and were $2,825,000 at December 31, 1999. The Company was not in compliance with certain of the above covenants at December 31, 1999, but received waivers for non-compliance with the covenants.

       The Company's leasing subsidiary's revolving line of credit of $2,000,000 matured on June 30, 2000, and, on July 17, 2000, was extended through June 30, 2001. The line is secured by substantially all lease receivables and other assets of the subsidiary, not otherwise pledged. Borrowings under this line are limited to 70% of all eligible lease receivables and interest is charged at the bank's prime rate (8.5% at December 31, 1999). The agreement contains restrictive covenants which, among other provisions, prevent the subsidiary from paying dividends without prior bank approval and require RIMS to guarantee the debt. The covenants also require the subsidiary to maintain (a) continuity of management and (b) minimum tangible net worth of $2,000,000. Borrowings under this line were $1,505,000 at December 31, 1999. The Company was in compliance with the above covenants at December 31, 1999.

       The Company is party to various capital lease agreements for equipment expiring in 2001 to 2003. As of December 31, 1999, future minimum payments on long-term debt, including capital lease obligations, are as follows:

YEAR                                               DEBT          LEASES            TOTAL
                                               ----------      ----------       ----------
2000                                           $1,505,000         206,363        1,711,363
2001                                            2,825,000         163,037        2,988,037
2002                                                   --         104,806          104,806
2003                                                   --          24,357           24,357
                                               ----------      ----------       ----------

                                                4,330,000         498,563        4,828,563

Less amounts representing interest                     --         (51,298)         (51,298)
                                               ----------      ----------       ----------

        Total principal payments                4,330,000         447,265        4,777,265

Less current maturities of long-term debt       1,505,000         176,994        1,681,994
                                               ----------      ----------       ----------

        Long-term debt                         $2,825,000         270,271        3,095,271
                                               ==========      ==========       ==========

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                   Notes to Consolidated Financial Statements

                                December 31, 1999

 (7)   EMPLOYEE BENEFIT PLANS

       The Company has a contributory profit sharing plan, established pursuant to the provisions of section 401(k) of the Internal Revenue Code, which provides retirement benefits for eligible employees of the Company. The Company matches a percentage of the employees' contributions and may make discretionary contributions to the plan. Contributions to the plan were $466,288 in 1999.

 (8)   LONG-TERM INCENTIVE PLAN

       In 1996, the Company established a long-term incentive plan for the purpose of attracting and retaining key employees and encouraging such employees to act in the best long-term interests of the Company. During 1999, the Resource Information Management Systems, Inc. Stock Option Plan (the Plan) was rewritten in its entirety. Stock options granted under the old plan were retired, and new options were issued under the provisions of the new plan. Option activity for 1999 is summarized as follows:



                                                                             WEIGHTED-
                                                                             AVERAGE
                                                                             EXERCISE
                                                                NUMBER        PRICE
                                                               --------      --------
       Options outstanding at December 31, 1998                 207,500          6.31

       Options granted                                          785,100          4.26
       Options exercised                                             --            --
       Options forfeited                                       (207,500)         6.31
                                                               --------      --------

       Number of options exercisable at December 31, 1999       785,100      $   4.26
                                                               ========      ========


       The Plan is administered by the Company's Board of Directors. Options granted under the Plan may be incentive stock options, options that are not incentive options, or both. Options for a total of 1,000,000 shares of Class B non-voting common stock are available for grant under the Plan. As of December 31, 1999, options for 785,100 shares had been granted under the Plan with a weighted-average exercise price of $4.26 and a weighted-average fair value at the grant date of $0.90. These options may be segregated into two ranges as follows:


       Number of options granted                                          393,800         391,300
       Exercise price                                                    $   4.07        $   4.46
       Number of options exercisable at December 31, 1999                 345,900         169,433
                                                                         ========        ========

                  RESOURCE INFORMATION MANAGEMENT SYSTEMS, INC.

                   Notes to Consolidated Financial Statements

                           December 31, 1999 and 1998




       Options issued under the Plan generally vest over a period of five years. Vesting of the options is accelerated upon the occurrence of certain events, as defined by the Plan. The term of all options is 10 years from the date of the grant, and the weighted-average remaining term of all granted options at December 31, 1999 was 9.83 years. At December 31, 1999, there were 214,900 options available for grant.

       If compensation cost for the Plan had been determined using the fair-value-based method defined in SFAS No. 123, the effect on the Company's operations for the year ended December 31, 1999 would not have been significant. The fair value of the 1999 options was determined using the Black-Scholes model and the following inputs: expected lives of the options (6 years); risk-free interest rate at the date of the grant (6%); nominal volatility and no dividends.

 (9)   ACQUISITION

       On December 21, 1998, a wholly-owned subsidiary of the Company acquired all of the issued and outstanding shares of common stock of SNI Management Associates, Inc. (SNI), a managed care organization offering services to Chicago-based independent physician associations. The acquisition was accounted for as a purchase and the results of operations from December 22, 1998 to December 31, 1999 have been included in the Company's consolidated statements of operations. The excess of the cash purchase price paid of $1,275,000 over the fair value of net assets acquired of $1,055,000 has been included in miscellaneous other assets.